EXHIBIT 99.1


MEDIA  CONTACTS:                                   INVESTOR  CONTACT:
---------------                                    ------------------
JEANENE  O'BRIEN                                   PATRICK  DONOGHUE
CCC  INFORMATION  SERVICES INC.                    CCC INFORMATION SERVICES INC.
312-229-3083                                       312-229-2984

VICTORIA  HOFSTAD
CITIGATE  FINANCIAL  INTELLIGENCE
212-840-0008


 CCC INFORMATION SERVICES GROUP INC. REPORTS EPS OF $0.22 FOR THE FIRST QUARTER

CHICAGO, APRIL 23, 2003 - CCC Information Services Group Inc. (Nasdaq: CCCG), a leading provider of software and information services to the automotive claims and collision-repair industries, today reported net income of $6.0 million, or $0.22 per share, for the first quarter ended March 31, 2003, compared with net income of $5.2 million, or $0.20 per share, in the same quarter of 2002.

Revenues were $47.7 million in the first quarter, compared to $47.5 million in the same quarter of 2002. Operating income rose to $9.8 million in the first quarter, compared with $9.2 million as reported in the same quarter of 2002. Operating margins in the first quarter increased to 20.5%, compared to 19.4% in the same quarter of 2002.

The first quarter included one month of results from CCC's recent acquisition of Comp-Est Estimating Solutions ("Comp-Est"). As previously disclosed, CCC acquired substantially all of the assets of Comp-Est on February 26, 2003, from the Motor Information Systems Division of Hearst Business Publishing, Inc. ("Hearst") for approximately $13.0 million in cash. With the acquisition, CCC gains the opportunity to serve over 5,000 additional customers in one of the fastest growing segments of the marketplace, and can offer a broader suite of electronic estimating and other tools to all types of collision-repair businesses. The acquisition of Comp-Est is expected to be accretive in the first year and add over $5 million in revenue for the remainder of 2003 to CCC's collision estimating product suite. CCC expects that the addition of this business will likely increase the growth rate within the automotive repair facility channel from 8-10% to 10-12% for the full year 2003.

CCC's  expectations  for  the  second quarter and the remainder of 2003 include:

- Revenue for the second quarter will grow in the 1 to 2 percent range. Full year revenue is expected to grow in the mid-single digit range, versus prior guidance of low-to-mid single digits.

- Operating income in the remaining quarters of 2003 is expected to trend higher for two reasons:

          o New product sales are beginning to generate incremental revenue, and

          o    Comp-Est  will  provide  meaningful  income  for  the  full year.

     Operating income for the second quarter is expected to be in the $10 million range. Operating income for the full year 2003 is expected to be in the $40 to $43 million range, which is unchanged from prior guidance.

- EPS target for the second quarter is expected to be in the $0.22 to $0.24 per share range. EPS for the full year is expected to be in the $0.92 to $0.96 per share range, again unchanged from prior guidance. (Using a fully diluted share base of 27.7 million shares outstanding.)


ABOUT  CCC

CCC Information Services Group Inc. (NASDAQ: CCCG), headquartered in Chicago, is a leading supplier of advanced software, communications systems, Internet and wireless-enabled technology solutions to the automotive claims and collision repair industries. Its technology-based products and services optimize efficiency throughout the entire claims management supply chain and facilitate communication among approximately 20,000 collision repair facilities, 350 insurance companies, and a range of industry participants. For more information about CCC Information Services, visit CCC's Web site at www.cccis.com.

This release contains statements that constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are subject to the safe harbor provisions of those sections and the Private Securities Litigation Reform Act of 1995. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, including those described in the Company's filings with the SEC, and that actual results or developments may differ materially from those in the forward-looking statements, and startup businesses are inherently uncertain. Specific factors that might cause actual results to differ from expectations include, but are not limited to, competition in the automotive claims and collision repair industries, the ability to develop new products and services, the ability to protect trade secrets and proprietary information, the ability to generate the cash flow necessary to meet the Company's obligations, the outcome of certain legal proceedings, and other factors. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's analysis, judgment, belief or expectation only as of the date hereof. The Company has based these forward-looking statements on information currently available and disclaims any intention or obligation to update or revise any forward-looking statement.
                         ###

              CCC INFORMATION SERVICES GROUP INC. AND SUBSIDIARIES
                  CONSOLIDATED INTERIM STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)

                                              THREE MONTHS ENDED
                                                   MARCH 31,
                                             --------------------
                                                   2003      2002
                                             --------------------
Revenues. . . . . . . . . . . . . . . . . .  $   47,732   $47,500
Expenses:
 Production and customer support. . . . . .       7,344     7,146
 Commissions, royalties and licenses. . . .       2,417     2,463
 Selling, general and administrative. . . .      18,566    19,177
 Depreciation and amortization. . . . . . .       1,930     2,418
 Product development and programming. . . .       7,696     7,086
                                             --------------------
Total operating expenses. . . . . . . . . .      37,953    38,290

Operating income. . . . . . . . . . . . . .       9,779     9,210

Interest expense. . . . . . . . . . . . . .        (222)     (228)
Other income, net . . . . . . . . . . . . .          89       217
CCC Capital Trust minority interest expense           -      (448)
Equity in losses of ChoiceParts investment.          (6)     (292)
                                             --------------------
Income before income taxes. . . . . . . . .       9,640     8,459

Income tax provision. . . . . . . . . . . .      (3,669)   (3,243)
                                             --------------------

Net income. . . . . . . . . . . . . . . . .  $    5,971   $ 5,216
                                             ====================


PER SHARE DATA:
Income per common share:
 Basic. . . . . . . . . . . . . . . . . . .  $     0.23   $  0.20
                                             ====================
 Diluted. . . . . . . . . . . . . . . . . .  $     0.22   $  0.20
                                             ====================
Weighted average shares outstanding:
 Basic. . . . . . . . . . . . . . . . . . .      26,156    25,699
 Diluted. . . . . . . . . . . . . . . . . .      27,741    26,138


              CCC INFORMATION SERVICES GROUP INC. AND SUBSIDIARIES
                       CONSOLIDATED INTERIM BALANCE SHEETS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)


                                                                                  MARCH 31,    DECEMBER 31,
                                                                                    2003          2002
                                                                                 --------------------------
ASSETS
Cash and cash equivalents . . . . . . . . . . . . . . . . . . . . . . . . . . .  $   12,033   $      20,200
Accounts receivable (net of reserves of $2,148 and $2,313 at March 31, 2003
   and December 31, 2002, respectively) . . . . . . . . . . . . . . . . . . . .      10,625          10,281
Other current assets. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       7,808           8,499
                                                                                 --------------------------
Total current assets. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      30,466          38,980
Property and equipment (net of accumulated depreciation of $31,671 and
   $29,815 at March 31, 2003 and December 31, 2002, respectively) . . . . . . .      11,290          12,407
Software costs (net of accumulated amortization of  $19 at March 31, 2003). . .         665               -
Goodwill. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      15,527           4,896
Deferred income taxes (net of valuation allowance of $11,599 at March 31, 2003
   and December 31, 2002) . . . . . . . . . . . . . . . . . . . . . . . . . . .      10,151          10,454
Investments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         286             479
Other assets. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       2,685             627
                                                                                 --------------------------
Total assets. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $   71,070   $      67,843
                                                                                 ==========================

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $    7,656   $       8,424
Accrued expenses. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      18,570          25,441
Income taxes payable. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       5,690           2,568
Current portion of deferred revenues. . . . . . . . . . . . . . . . . . . . . .       7,609           6,503
Other current liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . .         506             488
                                                                                 --------------------------
Total current liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . .      40,031          43,424
Deferred revenues . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           3              13
Other liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       2,985           3,222
                                                                                 --------------------------
Total liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      43,019          46,659
                                                                                 --------------------------

Common stock ($0.10 par value, 40,000,000 shares authorized, 26,216,802 and
   26,074,889 shares outstanding at March 31, 2003 and December 31, 2002,
   respectively). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       3,018           3,005
Additional paid-in capital. . . . . . . . . . . . . . . . . . . . . . . . . . .     129,550         128,766
Accumulated deficit . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     (56,907)        (62,878)
Notes receivable from officer . . . . . . . . . . . . . . . . . . . . . . . . .      (1,407)         (1,506)
Treasury stock, at cost (4,094,665 common shares in treasury at
   March 31, 2003 and December 31, 2002). . . . . . . . . . . . . . . . . . . .     (46,203)        (46,203)
                                                                                 --------------------------
Total stockholders' equity. . . . . . . . . . . . . . . . . . . . . . . . . . .      28,051          21,184
                                                                                 --------------------------
Total liabilities and stockholders' equity. . . . . . . . . . . . . . . . . . .  $   71,070   $      67,843
                                                                                 ==========================